15-16 JUNE 2006

XII Santander Annual Telecoms Conference

(a)(5)(i)

Disclaimer

SAFE HARBOUR

This presentation may contain forward-looking information and statements about Sonae, Sonaecom, PT or their combined businesses after completion of the proposed Offer, based on management’s current expectations or beliefs.  Forward-looking statements are statements that are not historical facts.  These forward-looking statements may relate to, among other things:  management strategies;
synergies and cost savings; future operations, products and services; integration of the businesses; market position; planned asset disposal and capital expenditures; net debt levels and EBITDA; and
earnings per share growth, dividend policy and timing and benefits of the offer and the combined company.  These forward-looking statements are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including, but not limited to, changes in regulation, the telecommunications industry and economic conditions; the ability to integrate the businesses; obtaining any applicable governmental approvals and complying with any conditions related thereto; costs relating to the offer and the integration;
litigation; and the effects of competition. Forward-looking statements may be identified by words such as “believes,” “expects,” “anticipates,” “projects,” “intends,” “should,” “seeks,” “estimates,” “future” or similar expressions.  Although these statements reflect our current expectations, which we believe are reasonable, investors and PT shareholders are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. You are cautioned not to put undue reliance on any forward-looking information or statements. We do not undertake any obligation to update any forward-looking information or statements.  Recipients are invited to consult the documentation and public information filed by Sonaecom with the Portuguese
Securities Exchange Commission (“CMVM”).

Unless otherwise determined by Sonae and/or Sonaecom and permitted by applicable law and regulation, the Offer will not be made, directly or indirectly, in or into, or by use of the mails of, or by any other means or instrumentality (including, without limitation, telephonically or electronically) of interstate or foreign commerce of, or of any facility of a national securities exchange of Canada, nor will it be made in or into Australia or Japan and the Offer will not be capable of acceptance by any such use, means, instrumentality or facilities from or within Australia, Canada or Japan. Accordingly, unless otherwise determined by Sonae and/or Sonaecom and permitted by applicable law and regulation, neither copies of this presentation nor any other documents relating to the Offer are being, or may be, mailed or otherwise forwarded, distributed or sent in or into Australia, Canada or Japan and persons receiving such documents (including custodians, nominees and trustees) must not distribute or send
them in, into or from such jurisdictions.   Notwithstanding the foregoing, Sonae and/or Sonaecom retains the right to permit the Offer to be accepted and any sale of securities pursuant to the Offer to be completed if, in its sole discretion, it is satisfied that the transaction in question can be undertaken in compliance with applicable law and regulation.  The availability of the Offer to persons not resident in
Portugal or the United States may be affected by the laws of the relevant jurisdiction. Persons who are not resident in Portugal or the United States should inform themselves about and observe any applicable requirements. The Offer will be made by Sonae and/or Sonaecom and (outside the United States) by Banco Santander de Negócios Portugal, S.A., on its or their behalf.

This presentation does not constitute an offer or invitation to purchase any securities or a solicitation of an offer to buy any securities, pursuant to the proposed offer (the “Offer”) for the shares of Portugal
Telecom, SGPS, S.A. (“PT”), or otherwise. The Offer will be made solely by an offer document containing and setting out the terms and conditions of the Offer (the “Offer Document”) and the letter of transmittal and form of acceptance (the “Acceptance Forms”), which will contain details of how the Offer may be accepted. In the United States, Sonae, SGPS, S.A. (“Sonae”), and Sonaecom, SGPS, S.A.
(“Sonaecom”), will be filing a Tender Offer Statement containing the Offer Document, the Acceptance Forms and other related documentation with the US Securities and Exchange Commission (the
“SEC”) on Schedule TO (the “Tender Offer Statement”) and PT is expected to file a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Solicitation/Recommendation Statement”) with the
SEC after the Offer Document is made available to PT shareholders. Free copies of the Tender Offer Statement, the Solicitation/ Recommendation Statement and the other related documents to be filed by Sonae or Sonaecom and PT in connection with the Offer will be available from the date the Offer Document is made available to PT shareholders on the SEC’s website at http://www.sec.gov. The Offer
Document and the Acceptance Forms will be made available by Sonaecom or its duly designated agent to all PT shareholders at no charge to them. PT shareholders are strongly advised to read the Offer
Document and the Acceptance Forms, and any other relevant documents filed with the SEC, as well as amendments and supplements to those documents because they will contain important information.
PT shareholders in the United States are also advised to read the Tender Offer Statement and the Solicitation/Recommendation Statement because they will contain important information.

1.

GROWTH STRATEGY IS WORKING

2.

PT TENDER OFFER DEVELOPMENTS

3.

ULL BROADBAND STRATEGY

PRESENTATION FOCUS

THIS PRESENTATION WILL FOCUS ON 3 MAIN POINTS:

POSITIVE OPERATIONAL DEVELOPMENTS AT THE TELECOMS BUSINESSES IN CUSTOMER BASE,

CUSTOMER REVENUES AND LEADING INDICATORS IN 1Q06

1Q05

€ Millions

Customers (EOP) (000)

Data as % Service Revenues

Minutes of Use

ARPU (euros)

Total Services (EOP)

Direct Services (EOP)

62

2,135

9.9%

108.7

22.2

Direct Access as % Customer Rev.

Optimus

Sonaecom Fixed

268,840

11,343

27.3%

62

1Q06

2,383

13.4%

113.7

19.3

309,263

153,790

56.9%

2005

2,353

11.2%

114.4

21.9

93,861

271,463

48.5%

y.o.y.

11.6%

3.5pp

4.6%

-12.9%

29.6pp

15.0%

1,255.8%

Turnover

36.6

44.5

158.4

21.5%

Customer Revenues

92.8

97.2

391.1

4.8%

GROWTH STRATEGY IS WORKING

GROUP HIGHLIGHTS

Beginning 2005: implementation of growth investment strategy, through innovation and redefinition of markets and business models;

Success of strategy delivering growth: visible in main operational indicators and quarterly results.

INVESTMENT
STRATEGY

TRANSFORMATION
OF SONAECOM

FIXED

UMTS/HSDPA

DEPLOYMENT

Sonaecom Fixed Strategy: refocus to a direct access business, through expansion of  ADSL broadband services over ULL;

1Q06 results reflect implemented strategy: direct access business with 79%
of the ULL market growth; 50% of total Broadband customer net additions in coverage areas.

UMTS network: 50% population coverage by end 1Q06; expected 80%
population coverage by the end of 2006;

HSDPA network: Optimus - first Operator with commercially available HSDPA network; increase of UMTS bandwidth up to 1.8 Mbps, more than 40% of population coverage by end 1Q06.

GROWTH STRATEGY IS WORKING

GROUP MILESTONES

3G NETWORK

RENEGOTIATION

INTEGRATING

NETWORK

Optimus 1Q06: completion of RFP process to improve prices and conditions of supply of UMTS/HSDPA network elements;

Huawei, Ericsson and Motorola as the main backbone and access network providers.

Sonaecom 1Q06: extension of strategy of telecom integration in the pursuit of operating efficiencies and cost synergies;

Full integration of both Optimus and Sonaecom Fixed technical teams, being managed under an unified organizational team structure.

SALE OF
ENABLER

SSI 2Q06: sale of 100% of Enabler to Wipro;

Consideration includes up-front cash payments (41mn) and “earn-out”
structure over 2 year period;

Terms of transaction imply a minimum 1.4x EV/Sales 2005 multiple;

Expected to generate a capital gain of approximately 23 million euros.

GROWTH STRATEGY IS WORKING

GROUP MILESTONES

FOUR CORNERSTONES OF STRATEGY AIMED AT INCREASING CUSTOMER BASE, REVENUE PER

CUSTOMER, MARKET SHARE GROWTH AND EXTENSION OF ADDRESSABLE MARKET

MIGRATION TO
3G

SEGMENTATION

INNOVATION AND
LAUNCH OF NEW
DATA SERVICES

FIXED-MOBILE
CONVERGENCE

Innovative data
services:

Push E-mail

Push-to-talk

Instant
Messaging

September 05: Launch
of Kanguru, a portable
broadband internet
offer over UMTS
technology

April 06:Launch of
Kanguru Xpress, a
broadband internet
offer over HSDPA

March 05: Launch of
Optimus Home,
pioneer world hybrid
product, with fixed dial
numbers, fixed
network costs and
GSM access

GROWTH STRATEGY IS WORKING

GROUP HIGHLIGHTS

Decision of leadership
in 3G

Aggressive push to
extend UMTS
network:

(i)   +50% population

        coverage and

(ii)  circa 45%

        population

        coverage for
HSDPA

Reformulation of all tariff
plans

Launch of revolutionary
tariffs, such as Chat

June 05: Launch of
Rede4, the discount
mobile service with an
“internet” cost structure

May 06: Launch of
Optimus A, a value
proposition offer targeted
to high end residential
customers, with
exclusive tariffs, free
replacement of handsets
and high quality
customer service

NEW PRODUCTS AND SERVICES HAVE DELIVERED GROWTH IN 1Q06 COMPARED TO 1Q05

Customers grew 11.6%;

Net Additions of 30.2 thousand;

ARPU decrease explained by MTR’s impact and price cuts in Roaming in;

New products (Home, Kanguru, Rede4) the main drivers of customer growth.

CUSTOMER
GROWTH

DATA USAGE
GROWTH

Data revenues represented 13.4% of Service Revenues;

Approximately 9% of customer base was 3G enabled.

TRAFFIC
GROWTH

Mobile traffic 15.8% higher and MOU increasing 4.6%;

Continued reduction of incoming fixed traffic.

GROWTH STRATEGY IS WORKING

OPTIMUS HIGHLIGHTS

OPTIMUS CUSTOMER BASE INCREASED SIGNIFICANTLY BY 11.6% IN 1Q06 Y.o.Y, REFLECTING NET

ADDITIONS OF 30 THOUSAND SUBSCRIBERS

GROWTH STRATEGY IS WORKING

OPTIMUS SUBSCRIBERS

Evolution of Subscribers & Service Revenues

2.088

2.093

2.117

2.129

2.136

2.179

2.270

2.353

2.383

142.9

151.1

161.8

146.2

138.6

139.2

150.6

138.6

133.7

0

20

40

60

80

100

120

140

160

180

1Q04

2Q04

3Q04

4Q04

1Q05

2Q05

3Q05

4Q05

1Q06

1.900

1.950

2.000

2.050

2.100

2.150

2.200

2.250

2.300

2.350

2.400

2.450

Operator Revenues

Customer Revenues

Subscribers

Service Revenues

Thousand

Million €

Source: Companies’ Report & Accounts

OPTIMUS HAS MANAGED TO SUSTAIN 20% MARKET SHARE

Market Share Evolution – Subscribers EOP

20,3%

20,3%

20,1%

19,7%

19,8%

19,9%

19,9%

20,0%

19,9%

31,7%

32,3%

33,1%

33,6%

33,2%

33,5%

34,3%

35,0%

35,7%

48,0%

47,4%

46,9%

46,7%

47,1%

46,6%

45,7%

45,1%

44,4%

1Q04

2Q04

3Q04

4Q04

1Q05

2Q05

3Q05

4Q05

1Q06

GROWTH STRATEGY IS WORKING

OPTIMUS MARKET SHARE

BUSINESS UNITS

SONAECOM FIXED STRATEGY

FOUR CORNERSTONES OF OUR STRATEGY IMPLEMENTED DURING 2005, AIMED AT TRANSFORMING

THE BUSINESS TO A DIRECT ACCESS MODEL AND AT GROWING THE WHOLESALE BUSINESS

DIRECT ACCESS

FOCUS ON SME
AND CORPORATE
SEGMENTS

WHOLESALE
GROWTH

INNOVATION ON
BROADBAND

Increase of the local
access capillarity
through local loop
unbundling;

Continuous
investment in superior
technology (VOIP,
Gigabit Ethernet,
ADSL 2+, IP/MPLS);

Increase of direct
access customers
based on direct voice
and ADSL services

Developing Premium
services based on
direct
interconnections;

Focus on acquiring
additional
international clients.

November 05:
Commercial pilot test
of Triple Play bundled
offer of voice,
internet and IPTV.
Commercial launch
planned for 2H06;

June 06: Launch of
the 20Mb ADSL offer
for bundled voice and
internet

Development of new
services and
functionalities for SME
and corporate
segments:

Web conference

File sharing

SME Flat Rates

eFax

Decreasing
Monthly Fees

REAL PROGRESS WAS MADE DURING 1Q06 IN THE TRANSFORMATION OF SONAECOM FIXED

TO A DIRECT ACCESS BUSINESS

Total services reached 309 thousand, increasing 15%;

Acquisition of direct access services more than compensated for decline of indirect access customers;

Total Direct Services representing almost 50% of Customer base;

Accounted for 57% of Customer Revenues.

CUSTOMER BASE
INCREASED

Traffic increased 35%;

Wholesale traffic growth by 62.1%;

Increase of Direct Voice traffic by 168%, partially compensating for decrease of indirect voice traffic.

TRAFFIC
GROWTH

Continuing with commercial test of triple play offer, developing commercial and communication strategy;

All essential content negotiations, including PT’s controlled content, successfully completed.

GROWTH
INITIATIVES IN
PLACE

BUSINESS UNITS

SONAECOM FIXED PERFORMANCE

SIGNIFICANT INCREASE IN DIRECT ACCESS BUSINESS, ACCOUNTING FOR APPROXIMATELY 50% OF

TOTAL SERVICES

GROWTH STRATEGY IS WORKING

SONAECOM FIXED TRANSFORMATION

2005

1Q05

€ Millions

Turnover

EBITDA

Margin

Net Profit (1)

CAPEX

EBITDA-CAPEX

(1) Net Profit after Minority Interest

843

157

19%

2

197

44

22%

4.6

35

2.6

CONSOLIDATED 1Q06 RESULTS BETTER THAN EXPECTED BENEFITING FROM OUR GROWTH

INVESTMENT STRATEGY

1Q06

197

39

20%

0.1

3.0

y.o.y.

0.0%

-11.3%

-2.5pp

-96.8%

14.2%

122

41.4

36.1

-12.9%

Service Revenues

741

180

180

-0.3%

GROWTH STRATEGY IS WORKING

GROUP HIGHLIGHTS

PT TENDER OFFER

DEVELOPMENTS

PT TENDER OFFER DEVELOPMENTS

BID RATIONALE

OUR OFFER IS WELL BALANCED AND ADDRESSES OBJECTIVES OF ALL CONSTITUENTS

Maximizes value with all-cash offer

Price of 9.5 euros/share assuming a dividend payment of 0.385 euros/share offers full and fair value

Offer implies an EV/EBITDA (2005) of 7.5x, a significant premium to comparable incumbent transactions

COMPETITION

AUTHORITY AND
CONSUMERS

PORTUGUESE
STATE

Transforms overnight the competitive landscape of the wireline and content markets

Increases overall competition in the main fixed telephony segments (voice, internet,

      pay-tv and wholesale)

Concentration in mobile mitigated by remedies likely to be imposed by the CA

”

Incorporates a Portuguese group with a strong track record of long term job creation;

Over time, Sonaecom/PT will create additional employment opportunities  through the long term growth of the company

PT INVESTORS

EMPLOYEES

Offers a value enhancing transaction through a long-sought for structural change in the
Portuguese telecoms market

SONAECOM
INVESTORS

16

Incorporates leading Portuguese shareholder as controlling shareholder in an important  strategic asset, providing a market friendly long term solution for the  existing
“golden share”

Integration of Sonaecom Group’s businesses with PT;

Merger of Optimus and TMN, earning CAPEX and cost efficiencies;

Sale of one of the Fixed networks (copper or cable);

Launch of Triple Play;

Increase investment in technology and innovation.

Readjust portfolio based on control;

Negotiate with Telefonica;

Reallocate resources towards controlled assets (existing/new).

European mobile partnerships;

Preservation of independence;

Protection of brands;

Technological partnerships.

STRENGTHEN PT’S

COMPETITIVENESS

REORIENT PT’S

INTERNATIONAL STRATEGY

IMPLEMENT CLEAR

INTERNATIONAL

PARTNERSHIP STRATEGY

WE HAVE A CLEAR STRATEGY FOR THE NEW SONAECOM/PT GROUP

Committed majority shareholding with vision and necessary skills for implementation and execution;

Sonae Group culture and corporate values;

Able to live with “Golden Share” or other mechanism to safeguard strategic interests of the Portuguese State;

Intention to keep Sonaecom and PT (or merged entity) quoted on Euronext Lisbon.

ESTABLISH STRONG
SHAREHOLDER LEADERSHIP

Board composition;

Quality and transparency of financial information;

Best practices (reporting, internal controls, managing conflicts, etc.);

Human resources.

ADOPT “BEST PRACTICE” IN
CORPORATE GOVERNANCE

PT TENDER OFFER DEVELOPMENTS

STRATEGY

WHERE ARE WE IN THE BID PROCESS?

20 days

8 days

8 days

2-10 weeks

PT TENDER OFFER DEVELOPMENTS

TIMETABLE

PROGRESSING IN LINE WITH EXPECTATIONS

Competition Authority announced that it plans to move into a more exhaustive analysis (second phase 90 days);

First phase (30 days) now formally completed;

Chairman of Competition Authority has reiterated that he aims to complete his review by end July.

EXPECTED CALENDAR

Over 5,000 pages of information supplied;

Competition Authority studying approximately 40 markets within the telecoms sector.

FIRST PHASE REVIEW

Chairman of Competition Authority has stated that the offer will be analysed taking into account the impact on the overall
market;

The transaction will be reviewed in the context of increasing competition, reducing prices and improving services.

COMPETITION AUTHORITY
APPROACH

PT TENDER OFFER DEVELOPMENTS

COMPETITION AUTHORITY

OUR OFFER REPRESENTS FULL AND FAIR VALUE

Our Offer of 9.5 euros/share assuming a
dividend payment of 0.385 euros/share
represents a substantial premium to
incumbent comparable transactions.

Only true incumbent comparable
transactions included: TDC (6.8x per PT
defence document) and Cesky (6.4x per
PT defence document);

PT multiple calculation includes:

9.5 euros per share offer price
assuming a 0.385 euros dividend;

€1.9bn post-tax pension deficit;

All assets controlled by PT.

PT TENDER OFFER DEVELOPMENTS

VALUATION

6,6x

7,5x

Transaction comps

Sonaecom offer for PT

SONAECOM ACQUIRED OVER 1% OF PT’S  SHARE CAPITAL IN MAY 2006

Acquisition of 11,291,657 shares representing just over 1% of the share capital of PT

NUMBER OF SHARES

Average Price of 9.38€/share

Maximum price of 9.4€/share

Minimum price of 9.25€/share

PRICE

Reach the minimum threshold required to obtain the right to
information (established in the Portuguese Companies Code)

OBJECTIVE

106 million euros

TOTAL INVESTMENT

PT TENDER OFFER DEVELOPMENTS

ACQUISITION OF 1%

ULL BROADBAND
STRATEGY

Ending the 2005 with 130 ADSL2+ enabled Central Offices …

+ 465%

In 2004 and 2005 we invested heavily in growing our ADSL2+ coverage

SONAECOM FIXED

ADSL2+ NETWORK DEPLOYMENT

Households covered by ULL CO’s

HH Coverage %

46%

~29%

Source: ONI 2005 report and Sonaecom analysis

Leading Alternative Operators in Portugal both in Household Coverage and in quality

(fully ADSL2+ enabled)

NETWORK

HOUSEHOLDS COVERED

e.g. CLIX offering both Product Lead and Price Competitiveness in the residential market!

Feature leading Products, based on Ultra Broadband technologies, at a competitive price

COMPETITIVE PORTFOLIO

OFFER LEADERSHIP

Source: BTC - Marktest

Increasingly Leading Consumer Attractiveness

Households with Internet that are considering changing

Question: To which Operator are you considering changing?

COMPETITIVE PORTFOLIO

CONSUMER PREFERENCE

ADSLNet Adds

Q1 06

ULL Share

Q1 06

Sonaecom Fixed

(Novis+Clix)

41%

PT Group

40%

Other

19%

BROADBAND MARKET

NET ADDS & ULL

Others

21%

Sonaecom Fixed
(Novis+Clix)

79%

Sonaecom leading Retail Broadband growth in 2006 and dominating ULL in Portugal

Sonaecom gained 6p.p. share of BB accesses in 2005 at the cost of cable

Materializing in Total Broadband Market Share Growth

BROADBAND MARKET

YOY MS% EVOLUTION

Source: ICP-Anacom, Company reports, Sonaecom analysis

700%

SONAECOM FIXED

GROWTH AVENUES

Sonaecom Medium Term Growth Avenues are based on 3 main opportunities

Wholesale Capacity

Broadband Growth

Up-selling 3Play

- capture growth in

wholesale needs for

circuits of 3G/HSxPA

- Increased internet

penetration

- Full conversion to

high speed BB

- Increase ARPU

- Increase loyalty

- Brand

enhancement

Leveraging our unique Infrastructure

BROADBAND MARKET

GROWTH PROJECTIONS

Broadband market expected to grow 58% at 12% CAGR from 05-09 to 1,9 M HH and ADSL offers are expected to capture 80- 85% of BB growth

Source: IDC, INE, Sonaecom Analysis

BROADBAND ULL OPPORTUNITY

COMPETITIVE POSITION

Sonaecom Fixed has a strong competitive positioning

Launch Schedule

2005

2006

May 2005 Technical test

Nov 2005 Commercial Test

April 2006 Soft Launch

2H 2006 Hard Launch

BROADBAND MARKET

3PLAY OPPORTUNITY

Enter 3 Play – Home
Entertainment

Increasing ARPU

Increasing
Customer Loyalty

Increasing Brand
Awareness and
Relevance

Coverage Extension

Product Leadership

Extend the ADSL2+ network
reach to > 60% of
Population;

Over 230 CO’s;

Investment in superior
technology (VoIP, Gigabit
Ethernet, ADSL 2+,
IP/MPLS).

Product features Leadership
at competitive prices:

IPTV

VOD

nPVR

...

Maintain aggressive sales
channels push;

Reinforce Clix and Novis as
trustful brands.

To capture the Growth Opportunities (Capacity, Broadband and 3Play) Sonaecom Fixed

will focus on two operational pillars for 2006-2010

ULL BROADBAND STRATEGY

OPERATIONAL DRIVERS

48%

54%

58%

61%

61%

% Coverage of HH

Continue Extending Sonaecom Transmission and ADLS2+ Coverage to over 60% of

Households to capture additional 3G/HSxPA needs and Broadband growth

ULL BROADBAND STRATEGY

INCREASE COVERAGE

142

172

205

237

237

2006

2007

2008

2009

2010

Eop CO's

[465- 515]

[310- 370]

[560- 620]

[625- 695]

[695- 770]

12-14%

17-19%

18-20%

19-21%

% BB Market Share

(Coverage Áreas)

Thousands Services

20-22%

Growth in Broadband + Telephone + TV services growing at 27-30% CAGR

Growing Broadband Market share in coverage areas to 20%

ULL BROADBAND STRATEGY

SERVICES EVOLUTION

[223-248]

[181-191]

[263- 292]

[294- 326]

[319- 354]

Millions Euros

Revenues growing at CAGR of 19-21% to 320 M€ in 2010

ULL BROADBAND STRATEGY

SONAECOM FIXED-SERVICES

2006

2007

2008

2009

2010

Direct Access

Indirect Access

Wholesale

Other

Millions Euros

[181-191]

[223-248]

[263-292]

[294-326]

[319-354]

[(20)–(10)]

[0-5]

[5-15]

[21-31]

[32-42]

[26-36]

[31-40]

[28-38]

[21-31]

[19-25]

[(50)-(40)]

[(45)-(35)]

[(20)-(10)]

[0-10]

[20-30]

Revenues

Ebitda

Capex

FCF

Growth Strategy enabling consistent positive EBITDA in 2007 and positive FCF in 2009

ULL BROADBAND STRATEGY

MAIN FINANCIAL KPI’S

37